No. 962589
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香港法例第32章
公司條例

CERTIFICATE OF INCORPORATION
公司註冊證書

***

I hereby certify that
本人謹此證明

HONG KONG YIDONG GROUP COMPANY LIMITED
怡東(香港)集團有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,
於本日在香港依據公司條例註冊成為

and that this company is limited.
有限公司。

Issued by the undersigned on 12 April 2005.
本證書於二OO五年四月十二日簽發。

Rosanna Cheung

Ms. Rosanna K. S. CHEUNG
for Registrar of Companies
Hong Kong
香港公司註冊處處長
(公司註冊主任 張潔心 代行)